ARTICLES OF INCORPORATION

                                       OF

                           INTERNET CABLE CORPORATION



                                    FORMERLY

                                  FIRENZE, LTD.



FIRST.  The name of the corporation is FIRENZE, LTD.

SECOND. Its principal office in the State of UTAH located at 241 NORTH VINE STREET, SUITE 501 WEST SALT LAKE CITY, UTAH, 84103. The name and address of its resident agent is MONROE INTERNATIONAL LTD., BANK OF AMERICA PLAZA, 300 4TH STREET, SUITE 1111., LAS VEGAS, NV 89101.

THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are: to engage in any lawful activity.

FOURTH. 1. The amount of the total authorized COMMON STOCK of the corporation is FIFTY Thousand Dollars ($50,000) consisting of FIFTY million (50,000,000) shares of common stock of the par value of One Thousandth Cent ($0.001) each. 2. The amount of the total authorized CLASS A COMMON STOCK of the corporation is FIVE THOUSAND DOLLARS ($5,000.00) CONSISTING OF FIVE million (5,000,000) shares of CLASS A COMMON STOCK of par value of One Thousand Cent ($0.001) each. Preferences, rights, qualifications, and other features shall be set forth in a pursuant to NEVADA CORPORATE LAW. 3. The amount of the total authorized PREFERRED STOCK of the corporation is FIVE THOUSAND DOLLARS ($5,000.00) consisting of FIVE MILLION (5,000,000) SHARES of PREFERRED STOCK of the par value of ONE THOUSAND CENT ($0.001) EACH. Preferences, rights, qualifications, and other features shall be pursuant to NEVADA


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CORPORATE LAW.

No shareholder of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of the corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the corporation. Should the Board of Directors as to any portion of the shares of the corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right to the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation or any of them.


FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stock-holders, the number of directors may be less than three (3) but not less than the number of stockholders. The names and addresses of the first board of directors, which shall be three (3) in number, are as follows:

NAME                                         ADDRESS
CHARLES ELLINGTON III                        241 NORTH VINE ST. SUITE 603
                                             W.S.L.C., UTAH 84103


B.A. ROTHCHILD                               241 NORTH VINE ST. SUITE 406
                                             W.S.L.C., UTAH 84103


E.J. ROTHCHILD                               241 NORTH VINE ST. SUITE 501
                                             W.S.L.C., UTAH 84103


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SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.


SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

CHARLES ELLINGTON III                     241 NORTH VINE ST. SUITE 603
                                          W.S.L.C., UTAH 84103

EIGHTH.  The corporation is to have perpetual existence.

NINTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the by-law, if any, adopted by the stock-holders, to make, alter or amend the by-laws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) Or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.


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     To enact by-laws, subject to any by-law enacted by the shareholders, providing for the appointment of an executive committee of the Board of Directors. The Board of Directors may define the duties of the executive committee, but if not otherwise defined by the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, during the period of time between meetings of the Board of Directors, as may be lawfully delegated.

The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority corporation represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders is represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders, as though it had been approved or ratified by every shareholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

TENTH. The corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or any other securities of the corporation, warrants, rights, or options entitling the holders thereof to purchase from the corporation any shares of any class or classes or any other securities of the corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of any such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board


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

of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

ELEVENTH. The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which is was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.

TWELVE. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.


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


THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 13 day of February, 1995.

                                                     Charles Ellington, III


STATE OF UTAH  )
                 :VX
COUNTY OF      )


         On this 13 day of February 1995, before me, a Notary Public, personally appeared_______________, who severally acknowledged that they executed the above instrument.

                                                       Kirk A. Grant
         Notary seal


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




                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  FIRENZE, LTD.

The undersigned acting as the sale director and officer of Firenze, Ltd., and pursuant to Section 78.320 of the Nevada Revised Statutes, hereby adopts the following Amendments to the Articles of Incorporation of Firenze, Ltd.

                                    ARTICLE I

     There are presently 25,640,000 one mil ($.00l) par value common shares of the corporation outstanding. Those 25,640,000 common shares are hereby reverse split one (1) share for eleven (11) shares, without changing the par value thereof, so that the 25,640,000 one mil ($.00l) par value common shares of the corporation which are presently outstanding shall hereafter constitute 2,330,909 one mil ($.00l) par value common shares of the corporation. Fractional shares shall be disregarded. A copy of the text of this amendment shall be served upon the transfer agent of the corporation with instructions to implement the same as to any shares submitted for transfer after the effective date hereof.

                                       III

                               MANNER OF ADOPTION

     The foregoing amendment to the Articles of Incorporation of the corporation was adopted by the consent of stockholders of the corporation pursuant to
     Section 78.320 of the Nevada Revised Statutes on October 16, 1995. On the date of said consent, there were 25,640,000 common shares of the corporation outstanding and entitled to vote on such amendment. The foregoing amendment was adopted by the written consent of the registered owners of 20,000,000 such shares.


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


         The number of votes cast in favor of these amendments was sufficient constitute approval of the amendment by the holders of common shares of the corporation.

         Dated this 16th day of October, 1995.

                                            FIRENZE, LTD.

                                                  Christophe  Giovarinetti
                                                  President and Sole Director


         IN WITNESS WHEREOF, I, Christophe Giovanetti, have executed the foregoing Amendment to the Articles of Incorporation in duplicate this 16th day of October, 1995 and say:

         1.    That I am the President and Sole Director of Firenze, Ltd.

         2. That I have read the above and foregoing Amendment to the Articles of Incorporation; know the contents thereof and that the statements therein contained are true to the best of my knowledge and belief, excepting as to matters alleged on information and belief and as to those matters, I believe them to be true.


                                                       Christophe Giovannetti

         Subscribed and sworn to before me this 18th day of October, 1995.

                                                       Leon Lipkin
                                                       Notary Public


                                                       Notary seal


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






                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  FIRENZE, LTD.


         The undersigned, the President and the Secretary of Firenze, Ltd., and pursuant to Section 78.320 of the Nevada Revised Statutes, hereby adopts the following Amendments to the Articles of Incorporation of Firenze, Ltd.
And caused same to be filed in the Office of the Secretary of State of Nevada.


                                    ARTICLE I

         The name of the corporation shall hereafter be INTERNET CABLE
CORPORATION



                                       II

                               MANNER OF ADOPTION

         The foregoing amendment to the Articles of Incorporation of the corporation was adopted, upon the recommendation of the Board of Directors, by the consent of stockholders of the corporation pursuant to Section 78.320 of the Nevada Revised Statutes on September 1, 1997 and by vote of the Company's Board of Directors. On the date of said consent, there were 6,847,025 common shares of the corporation outstanding and entitled to vote on such amendment. The foregoing amendment was adopted by the written consent of the registered owners of 3,500,000 such shares. The number of votes cast in favor of this amendment was sufficient to continued approval of the amendment by the holders of common shares of the corporation.


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


 Dated this 2nd day of September, 1997.
                                        Firenze, Ltd.

                                        Timothy R. Karnes
                                        President and Director



                                        Mark Gould
                                        Secretary and Director



         Before me, the undersigned Notary Public, appeared Timothy Karnes, know to me to be the President of Firenze, Ltd. Who executed the within Articles of Amendment on behalf of the Corporation and did not take on oath.


                                        Marten Morgan Baldwin
                                        Notary Public Residing at Charleston, SC
                                        Date 9/2/97
                                        My Commission Expires 3/21/99


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